FORM 8-K


SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 11, 2004

CHECKERS DRIVE-IN RESTAURANTS, INC.
(Exact name of registrant as specified in charter)

DELAWARE                  0-19649               58-1654960
(State or other         (Commission           (IRS Employer
jurisdiction of          File Number)      Identification No.)

4300 WEST CYPRESS STREET, SUITE 600, TAMPA FLORIDA 33607
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code
(813) 283-7000

Former name or former address (if changed since last report)
NOT APPLICABLE

Item 9.  	REGULATION FD DISCLOSURE.

On August 11, 2004, the Registrant issued a news release entitled "Checkers(R)/Rally's(R)
Records Victories at Convention and
Brickyard 400(R) Race - 500 franchisees, employees, and vendor partners attend the events", a copy of which is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the
Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHECKERS DRIVE-IN RESTAURANTS, INC.



By:_________________________________
Name:   Keith E. Sirois
Title:  Director, CEO and President
Dated:  August 11, 2004



EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated August 11, 2004

Exhibit 99.1

CHECKERS DRIVE-IN RESTAURANTS, INC.

4300 West Cypress Street, Suite 600,
Tampa, Florida 33607
* (813) 283-7000 * (813) 283-7001

CONTACT:	Kim Francis
		MARC Public Relations
		412-562-1186
		kfrancis@marcusa.com

Checkers(R)/Rally's(R) Records Victories at
Convention and Brickyard 400(R) Race -
500 franchisees, employees, and vendor
partners attend the events

TAMPA, FL - August 11, 2004 - Checkers
Drive-In Restaurants, Inc., (NASDAQ: CHKR) the nation's largest double drive-thru restaurant chain and Official Burger of NASCAR's(R) Brickyard 400(R), delivered top performance and excitement to its key stakeholders through the Company's national convention and race-day sponsorship, both held in Indianapolis, Indiana.

The convention, held from the evening of August 4, 2004 through Friday, August 6, included a vendor showcase and presentations focused on Checkers(R)/Rally's(R) operational, marketing and franchising successes and new opportunities. The convention concluded
Friday night with an awards ceremony recognizing the Company's best franchisees.

"Our Checkers/Rally's 2004 convention was themed 'Brand on Fire,' and we really are just that," said Keith E. Sirois, President and Chief Executive Officer of Checkers Drive-In
Restaurants, Inc. "We've got great food, award-winning advertising and employee incentive programs, exciting operational initiatives, and we're growing. We're doing all of this with the constant support and participation of our franchise community, and it was an honor to recognize our very best franchisees at the convention."

Top honors included the Franchisee of the Year award that went to two ownership groups:
Matt Burkhardt of BMA Inc., and Fred Howard and Sterling Swartout of H & S Services.
Franchisee Andrew Lynn of Metro Burger, LLC, who owns and operates nine Checkers locations in New Jersey, received the President's Award for his outstanding contributions and commitment to the Company and his fellow franchisees.

Beginning Saturday, the nearly 500 convention guests participated in the Checkers/Rally's
Brickyard 400 weekend, which included golf outings, pre-race track events and other entertainment. On Sunday, Checkers/Rally's guests joined the nearly 400,000 race fans at the Indianapolis Motor Speedway, where they watched Mr. Sirois address the crowd immediately after the national anthem and just before the start of the race. The day also included hospitality, driver appearances and racing excitement.

The race featured Checkers/Rally's 2004
Brickyard 400 Sweepstakes winner, James
Spencer, of Fredericksburg, Virginia, who won the honor of waving the green flag to start the race. This is believed to be the first time a consumer was granted this honor at the Indianapolis Motor Speedway.

"The City of Indianapolis provided an ideal venue for the Checkers/Rally's brand celebration.
This year, the Company is remodeling 20
locations throughout the market and opening new locations, creating approximately 350 new jobs for the region," said Sirois. "Indianapolis is really a showcase of what our brand can do.
We have award-winning employees at work in our restaurants, our stores are being re-imaged with a great new look, and we are fully active in the market through our advertising and our Indianapolis Motor Speedway sponsorships. Our work in Indianapolis represents initiatives going on throughout our markets across the country."

Checkers Drive-In Restaurants, Inc.
Checkers Drive-In Restaurants, Inc.
(www.checkers.com) is the largest double drive-thru restaurant chain in the United
States. The Company develops, produces,
owns, operates and franchises quick service
"double drive- thru" restaurants.